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                                    OFFER OF

             VISHAY TEMIC SEMICONDUCTOR ACQUISITION HOLDINGS CORP.

                                  TO EXCHANGE
                           1.5 SHARES OF COMMON STOCK

                                       OF

                          VISHAY INTERTECHNOLOGY, INC.

                                      FOR

                             EACH OUTSTANDING SHARE
                                OF COMMON STOCK

                                       OF

                             SILICONIX iNCORPORATED

                 PURSUANT TO THE PROSPECTUS DATED MAY 25, 2001

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON FRIDAY, JUNE 22, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                    May 25, 2001

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated May 25, 2001 (the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Vishay TEMIC Semiconductor Acquisition Holdings Corp. ("Vishay TEMIC"), a Delaware corporation and a wholly-owned subsidiary of Vishay Intertechnology, Inc. ("Vishay"), a Delaware corporation, to exchange 1.5 shares of Vishay common stock, par value $0.10 per share (the "Vishay Common Shares"), for each outstanding share of common stock, par value $0.01 per share (other than those owned by Vishay or its subsidiaries) (the "Siliconix Shares"), of Siliconix incorporated ("Siliconix"), a Delaware corporation.

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SILICONIX SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SILICONIX SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SILICONIX SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Siliconix Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

     1. The consideration per Siliconix Share will be 1.5 Vishay Common Shares as described in the Prospectus.

     2. The Offer is being made for all outstanding Siliconix Shares.

     3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, June 22, 2001, unless the Offer is extended.

     4. The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail. See "The Offer -- Conditions of the Offer" in the Prospectus.
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     5. Cash will be paid in lieu of any fraction of a Vishay Common Share to which a stockholder would be entitled. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of any cash payment to such stockholder or other payee pursuant to the Offer.

     The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto. Vishay TEMIC is not aware of any state in which the making of the Offer or the acceptance of Siliconix Shares pursuant to the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Vishay TEMIC becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Siliconix Shares pursuant to the Offer, Vishay TEMIC will make a good faith effort to comply with any such state statute. If, after such good faith effort, Vishay TEMIC cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Siliconix Shares residing in any such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Vishay TEMIC by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Siliconix Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Siliconix Shares, all your Siliconix Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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                     INSTRUCTIONS WITH RESPECT TO THE OFFER

                                       OF

                     VISHAY TEMIC SEMICONDUCTOR ACQUISITION
                                 HOLDINGS CORP.

                             TO EXCHANGE 1.5 SHARES
                                OF COMMON STOCK

                                       OF

                          VISHAY INTERTECHNOLOGY, INC.

                                      FOR

                             EACH OUTSTANDING SHARE
                                OF COMMON STOCK

                                       OF

                             SILICONIX iNCORPORATED

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated May 25, 2001, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Vishay TEMIC Semiconductor Acquisition Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Vishay Intertechnology, Inc. ("Vishay"), a Delaware corporation, to exchange 1.5 shares of Vishay common stock, par value $0.10 per share, for each outstanding share of common stock, par value $0.01 per share (other than those owned by Vishay or its subsidiaries) (the "Siliconix Shares"), of Siliconix incorporated, a Delaware corporation.

     This will instruct you to tender the number of Siliconix Shares indicated below (or if no number is indicated below, all Siliconix Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:
---------------------------------------------, 2001

Account Number:
---------------------------------------------

Number of Siliconix Shares to be Tendered*:
---------------------------------------------

Sign here:
--------------------------------------------------------------------------------

Name (please print):
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

Area Code and Telephone Number: (       )
          ----------------------------------------------------------------------

Tax Identification or Social Security Number(s):
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*Unless otherwise indicated, it will be assumed that all Siliconix Shares held by us for your account are to be tendered.

     PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

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